CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event report:)
March 15, 2019

Access-Power, Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

17164 Dune View Drive
Apt 106
Grand Haven, MI 49417
(Address of Principal Executive Officer)

Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

My Dear Shareholders of Access-Power.com,

Per SEC filings and I will repeat this in all my federal SEC filings in 2019, and 2020, maybe longer. I am not the supplier of shares. All my stock is in non-tradeable certificate form or in book entry with my Transfer Agent. If you do not believe me, there are ways to verify the outstanding shares in future reports, or by contacting my transfer agent, and by checking our State of Florida filings:

https://dos.myflorida.com/sunbiz

I will not increase the outstanding shares or amend my articles of incorporation to increase my authorized shares, nor will I change my articles of incorporation to add other classes of stock. We only have common stock and it is fixed in amount issued:

https://www.otcmarkets.com/stock/ACCR/security

RIGHT NOW....I own 131,128,500 shares of Access-Power, Inc.
It represents 53.7095% of all our outstanding common stock.

There will be no dilution in 2019 and 2020. No dilution period.
If I find a favorable deal, I will cancel my stock back to the Treasury and appoint the new officers of the corporation,

ACCESS-POWER.COM

I am looking for a merger candidate.  The requirements includes
2 years of audited financials by a PCAOB member firm. I do not have the funds at the moment to hire an accounted to audit Access-Power, Inc.

https://pcaobus.org/standards

Listen, I have spoken to 6 people in the last 4 months that have stated I am not trustworthy. I will not mention names.

Because of my FINRA record from 2007, no one will give you money.

https://brokercheck.finra.org/individual/summary/1952963

So, I have stated in the past my FINRA record in my SEC filings.
FINRA knows about my record. GOD has forgiven me. Even on Ash Wednesday (3/6/2019) when I went to get the charcoal
Cross, on my forehead, I knelt before my pastor and I begged GOD for the forgiveness of all my sins. I then rose to my feet, Gods cross was placed on my forehead. I have made committed sins; thou shall not lie or steal, nor not take Gods name in bearing false witness, and do not covet thy neighbor's possessions.

All that matters is that I asked GOD for the forgiveness of all my past sins, and he granted my request.
I am at peace knowing that I will ascend into the kingdom of GOD.

While I am President, there will be no dilution in ACCR capital common stock in all of 2019 and 2020.  Two years to find a
merger candidate.  It may take longer....I will search or wait for an introduction from people that I know. A good company with audited financials within 2 past years. I am looking for a private company wanting to go public. I will make the deal. I will when the time is right; I will remove Hunter
Venture from the Corporation, so that the private Company can have Access-Power, Inc. all to themselves, and at that time, I will resign my Presidency and Directorship, then appoint their directors and company officers, and cancel my shares down to a respectable
5%-10%, and re-issue the stock to them so that there is no dilution and change in the present common share structure for ACCR prior to the merger.

So, the more volume that trades, remember I am not the
supplier of stock.....The more volume that trades, with a fixed the more my theory will play out that CSTI is NAKED SHORT ACCR.
On July 13, 2018, our naked short seller appeared.

https://otce.finra.org/otce/equityShortInterest

The more volume that trades, someone better start scratching their heads, and say...... where is this volume coming from?

Where?

It is not me. It is not ACCR. So, go ahead and make another market for someone wanting to buy anything less than par value of .001.
Please ask yourself where is the volume coming from?

In the month of March 2019 so far:

03/14/2019 14:53:50 0.0001 15,100
03/14/2019 14:06:53 0.0001 400
03/13/2019 13:00:08 0.0002 300,000
03/11/2019 11:10:47 0.0001 25,000
03/11/2019 NO TIME STAMP 0.0008 150,000
03/08/2019 13:47:47 0.0001 250
03/01/2019 15:02:42 0.00001 1,000
03/01/2019 12:02:39 0.0008 10,000

The SEC recognizes that naked short selling exists:
 https://www.sec.gov/answers/nakedshortsale.htm

We will not see Market Maker activity for March 2019 here:

https://otce.finra.org/otce/marketStatistics/monthlyShareVolume

So, the more volume that trades, it will be either a long shareholder is the seller, or a Market Maker who is making a naked short market to the buyer of the stock. Naked short selling does exist. We trade in the grey market, as my goal is to move to the Pink Sheets or higher exchange. There is much risk. There is no bid and no ask.

When I find the audited financials of a private company wanting to go public, I will make the formal announcement. I solicit a private company with the stated credentials to contact me at:

616-312-5390, or my email pjensen@myaccess-power.com.

I will state in all my federal filings that there will be no changes to the ACCR capital stock structure in 2019 or 2020, and nor a change to the authorized and outstanding shares of our common stock. We only have common stock. I will file my 01Q19 10q for the period ending 03/31/2019. I have many attorney contacts and big finance companies to access my quest to the private company with audited financials for the past 2 years to go public, and $30,000 in monthly operational expenses for FINRA to consider a Form 211 submission. There is a good chance that I will fail in my quest.
The website for this is located here:

http://www.finra.org/industry/otcbb-forms-documentation

Our comeback song:

https://www.youtube.com/watch?v=xbhCPt6PZIU

Respectfully submitted,

Patrick J. Jensen
Director
Access-Power, Inc.

Caution Concerning Forward Looking Statements:
This section contains important information about our forward-looking statements. Please also see our annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the SEC.
Caution Concerning Forward Looking Statements
Our public communications and SEC filings may contain "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and o ften contain words such as "expect," "anticipate," "intend," "plan," " believe," "seek," "see," "will," and "would."

Forward-looking statements by their nature address matters that are, to different degrees, uncertainty and statements about potential business or asset dispositions. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements.


By:

/s/ Patrick J Jensen

-------------------------------------------------------------
Name: Patrick J Jensen
Title: Director
Access-Power, Inc.